UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549
____________________
FORM 8-K
CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported):  August 16, 2012
Emergent BioSolutions Inc.
(Exact Name of Registrant as Specified in Charter)
Delaware	001-33137	14-1902018
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2273 Research Boulevard, Suite 400, Rockville, Maryland	20850
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:  (301) 795-1800
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 16, 2012, the Board of Directors of Emergent BioSolutions Inc. approved amendments to and a restatement of the company's Amended and Restated By-laws, which were effective immediately upon their adoption. Among other things, the amendments: (1) specifically provide for the role and responsibilities of Executive Chairman, (2) require additional information and updates from stockholders who wish to utilize the advance notice procedure, including derivative positions and other synthetic equity beneficially owned by the stockholder, (3) delete initial public offering-related clauses that are no longer operative, (4) incorporate the October 30, 2007 amendment reflecting Direct Registration System requirements  and (5) make certain clarifications reflecting the operation of provisions under Delaware law and other changes to conform the operation of certain provisions across the set of by-laws. A copy of the Amended and Restated By-laws is filed as Exhibit 3 hereto and is incorporated herein by reference.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: August 16, 2012	EMERGENT BIOSOLUTIONS INC.
By: /s/ R. Don Elsey R. Don Elsey Chief Financial Officer

EXHIBIT INDEX
Exhibit No.	Description
3	Amended and Restated By-laws of Emergent BioSolutions Inc.